UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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RIMINI STREET, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RIMINI STREET, INC.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date:    June 6, 2019
Time:    12:00 p.m. Pacific Time
Place:    Rimini Street, Inc.
California Operations Center
6601 Koll Center Parkway, Suite 300
Pleasanton, California 94566
Dear Stockholder:
Notice is hereby given that the annual meeting of the stockholders (the “Annual Meeting”) of Rimini Street, Inc., a Delaware corporation (the “Company”), will be held at the Company’s California Operations Center located at 6601 Koll Center Parkway, Suite 300, Pleasanton, California 94566 on Thursday, June 6, 2019, at 12:00 p.m., Pacific Time, for the following purposes (which are more fully described in the Proxy Statement, which is attached to and made a part of this Notice):

1.
To elect the two Class II director nominees identified in the accompanying Proxy Statement to the Board of Directors of the Company, each to hold office until the 2022 annual meeting of stockholders and until his successor is elected and qualified.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Who can vote:
Stockholders of record of our common stock and Series A 13% Redeemable Convertible Preferred Stock at the close of business on April 18, 2019 (the “Record Date”) are entitled to notice of, and to attend and vote at, the Annual Meeting and any postponement or adjournment thereof.

How you can vote:
You may vote your proxy by (i) accessing the internet website specified on your proxy card or (ii) marking, signing and returning the enclosed proxy card in the pre-paid postage envelope provided. Stockholders who received their proxy card through an intermediary (such as a broker or bank) must deliver it in accordance with the instructions given by such intermediary.

Who may attend:
All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders of record as of the Record Date will be admitted to the Annual Meeting and any postponement or adjournment thereof upon presentation of identification. Please note that if your shares are held in the name of a bank, broker, or other nominee, and you wish to vote in person at the Annual Meeting, you must bring to the Annual Meeting a statement or letter from your bank, broker or other nominee showing your ownership of shares as of the Record Date and a proxy from the record holder of the shares authorizing you to vote at the Annual Meeting (such statement/letter and proxy are required in addition to your personal identification).

Whether or not you plan to attend the Annual Meeting in person, you are encouraged to read the attached Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions provided. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting and follow the instructions contained in the attached Proxy Statement.

By Order of the Board of Directors
Rimini Street, Inc.

Sincerely,

/s/ Seth A. Ravin
Seth A. Ravin Chief Executive Officer and Chairman of the Board
Las Vegas, Nevada
April 30, 2019
YOUR VOTE IS IMPORTANT
Whether or not you expect to attend the Annual Meeting, you are urged to vote either via the internet website specified on your proxy card or by marking, signing and returning the enclosed proxy card in the pre-paid postage envelope provided. If you hold shares of common stock through a broker, bank or other nominee, your broker, bank or other nominee will vote your shares for you if you provide instructions on how to vote the shares. In the absence of instructions, your brokerage firm, bank or other nominees can only vote your shares on certain limited matters. It is important that you provide voting instructions because brokers, banks and other nominees do not, for example, have the authority to vote your shares for the election of directors without instructions from you.

TABLE OF CONTENTS

PROXY STATEMENT	1
EXPLANATORY NOTE	2
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	3
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	7
Nominees	7
Board Composition	7
Director Nomination Process	10
CORPORATE GOVERNANCE MATTERS	11
Board Structure	11
Corporate Governance Guidelines	11
Code of Business Conduct and Ethics	11
Board Leadership Structure	12
Board Determination of Independence	12
Board of Director Meetings and Attendance; Annual Meeting Attendance	13
Stockholder Communications	13
Committees of the Board of Directors	13
The Board’s Role in Risk Oversight	15
Compensation Committee Interlocks and Insider Participation	15
Policies and Procedures for Related Person Transactions	16
Related Person Transactions	16
EXECUTIVE COMPENSATION	17
Summary Compensation Table	17
Employment Agreements and Potential Payments upon Termination or Change in Control	19
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2018	21
DIRECTOR COMPENSATION	21
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	24
PROPOSAL NO. 2 - PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019	25
FEES PAID TO AUDITORS	26
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances	27
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33
OTHER MATTERS AND ADDITIONAL INFORMATION	34
Availability of Annual Report to Stockholders and Report on Form 10-K	34

PLEASE CAREFULLY READ THE PROXY STATEMENT. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY INTERNET, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

RIMINI STREET, INC. PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS To be Held Thursday, June 6, 2019
PROXY STATEMENT
The following information is provided to each stockholder in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of Rimini Street, Inc. (the “Company”) to be held at the Company’s California Operations Center located at 6601 Koll Center Parkway, Suite 300, Pleasanton, California 94566 on Thursday, June 6, 2019, at 12:00 p.m., Pacific Time.
The enclosed proxy is for use at the Annual Meeting and any postponement or adjournment thereof. This proxy statement (this “Proxy Statement”) and form of proxy are being mailed to stockholders beginning on or about April 30, 2019.
The Company’s principal executive offices are located at 3993 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada, 89169, and the Company’s website is www.riministreet.com.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 6, 2019. This Notice of Annual Meeting of Stockholders and Proxy Statement and our 2018 Annual Report are available at https://www.cstproxy.com/riministreet/2019 and through our website at the address specified above.

EXPLANATORY NOTE

As previously disclosed, in October 2017, Rimini Street, Inc., a Nevada corporation (“RSI”), and GP Investments Acquisition Corp. (“GPIA”), a publicly-held special purpose acquisition company incorporated in the Cayman Islands, completed a business combination in accordance with the terms of Agreement and Plan of Merger, dated as of May 16, 2017, (the “Merger Agreement”), pursuant to which (i) a wholly-owned subsidiary of GPIA merged with and into RSI, with RSI as the surviving corporation, after which (ii) RSI merged with and into GPIA, with GPIA as the surviving corporation (collectively, the “Mergers”). Prior to the consummation of the Mergers, GPIA domesticated as a Delaware Corporation. Immediately following the Mergers, GPIA was renamed “Rimini Street, Inc.” (referred to herein as the “Company,” as distinguished from RSI with the same legal name).

Unless otherwise noted in this Proxy Statement, the term “shares” refers to both shares of our common stock, par value $0.0001 per share, and shares of our 13.00% Series A Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), and the term “stockholders” refers to both holders of shares of our common stock and holders of shares of our Preferred Stock.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	What is this document?

A:	This document is the Proxy Statement of Rimini Street, Inc., which is being sent to stockholders in connection with our Annual Meeting. A proxy card is also being provided with this document.
We have tried to make this document simple and easy to understand in accordance with Securities and Exchange Commission (“SEC”) rules. We refer to Rimini Street, Inc. as “we,” “us,” “our,” the “Company” or “Rimini Street.”

Q:	Why am I receiving these materials?

A:
You are receiving these materials because you were one of our stockholders as of the close of business on April 18, 2019, the record date (the “Record Date”) for determining who is entitled to receive notice of and to vote at the Annual Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of Rimini Street common stock and/or Preferred Stock upon matters to be considered at the Annual Meeting.

Q:	Who may vote at the Annual Meeting? What are my voting rights?

A:
Our stockholders as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Stockholders do not have cumulative voting rights.

Holders of shares of our common stock may cast one vote for each share of common stock held as of the Record Date on each director nominee and on each of the other matters presented at the Annual Meeting. As of the Record Date, there were 65,268,394 shares of our common stock outstanding and entitled to be voted at the Annual Meeting. Holders of shares of our Preferred Stock, which are entitled to vote as a single class with the common stock on each matter upon which common stock holders are entitled to vote, are entitled to a number of votes equal to the number of shares of common stock that such Preferred Stock was convertible into as of the Record Date. As of the Record Date, there were 149,647 shares of Preferred Stock outstanding and entitled to be voted at the Annual Meeting, each entitled to approximately 100 votes per share.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are two proposals to be considered and voted on at the Annual Meeting:
1.To elect the two Class II director nominees identified in this Proxy Statement to the Board of Directors (the “Board”), each to serve until the 2022 annual meeting of stockholders and until his successor is elected and qualified (the “Election of Directors”).
2.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (the “Auditor Ratification Proposal”).
The Company will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Q:	How many shares must be represented to have a quorum and hold the Annual Meeting?

A:
The presence in person or by proxy of holders of outstanding shares representing a majority of the voting power as of the Record Date is needed for a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

Q:	How do I cast my vote?

A:
If you are a stockholder of record on the Record Date, you may vote in person at the Annual Meeting or in advance of the Annual Meeting. You can vote in advance of the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for internet voting. Please have your proxy card with you if you are going to vote through the internet. If you attend the Annual Meeting in person, you may request a ballot when you arrive.

If you hold your shares in street name through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares, and this Proxy Statement is being forwarded to you by your broker, bank or other nominee, together with a voting instruction card. To vote at the Annual Meeting, beneficial owners will need to contact the broker, bank or other nominee that holds their shares to obtain a “legal proxy” to bring to the Annual Meeting.
If you hold shares in the name of a broker, bank or other nominee you may be able to vote those shares by internet or telephone depending on the voting procedures used by your broker, bank or other nominee, as explained below under the question “How do I vote if my shares are held in “street name” by a broker, bank or other nominee?”

Q:	How do I vote if my shares are held in “street name” by a broker, bank or other nominee?

A:
If your shares are held by a broker, bank or other nominee (this is called “street name”), your broker, bank or other nominee (your “Financial Institution”) will send you instructions for voting those shares. Many (but not all) Financial Institutions participate in a program provided through Broadridge Investor Communication Solutions that offers internet and telephone voting options.

Q:	How do I change my vote?

A:
You may revoke your proxy and change your vote at any time before it is exercised at the Annual Meeting. You can revoke a proxy by (i) giving written notice to the Company’s secretary at the address listed on the first page of this Proxy Statement, (ii) delivering an executed, later-dated proxy or (iii) voting in person at the Annual Meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you also vote at the meeting or specifically request in writing that your proxy be revoked. If your shares of common stock are held in street name and you wish to change or revoke your voting instructions, you should contact your Financial Institution for information on how to do so.

Q:	What is the voting standard for the Election of Directors?

A:	In regard to the Election of Directors, you may vote “FOR” all or some of the nominees or you may “WITHHOLD” your vote for any nominee you specify.
Directors are elected by a plurality of votes cast at the Annual Meeting. As a result, the two directors receiving the highest number of “FOR” votes will be elected as directors.

Q:	What is the voting standard for the Auditor Ratification Proposal?

A:	You may vote “FOR,” “AGAINST” or “ABSTAIN” on the Auditor Ratification Proposal.
The approval of the Auditor Ratification Proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.
Abstentions will have the same effect as a vote cast “AGAINST” the Auditor Ratification Proposal.

Q:	How does the Company’s Board of Directors recommend that I vote?

A:	The Board unanimously recommends that you vote:

•	“FOR” the election of each of the Class II director nominees to the Board identified in this Proxy Statement; and

•	“FOR” the Auditor Ratification Proposal.

Q:	What are “broker votes” and “broker non-votes?”

A:
On certain “routine” matters, Financial Institutions have discretionary authority under applicable stock exchange rules to vote their customers’ shares if their customers do not provide voting instructions. When a Financial Institution votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted “FOR” or “AGAINST” the routine matter. For purposes of the Annual Meeting, the Auditor Ratification Proposal is considered a “routine” matter.

Under New York Stock Exchange (“NYSE”) requirements generally applicable to Financial Institutions, the Election of Directors is considered a “non-routine” matter for which Financial Institutions do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions. Therefore, for purposes of the Annual Meeting, if you hold your stock through an account at a Financial Institution, your Financial Institution may not vote your shares on your behalf on this proposal without receiving instructions from you. When a Financial Institution does not have the authority to vote its customers’ shares or does not exercise its authority, these situations are referred to as “broker non-votes.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.
We encourage you to provide voting instructions to your Financial Institution so that your shares will be voted at the Annual Meeting on all matters up for consideration.

Q:	What information is available on the internet?

A:	A copy of this Proxy Statement and our 2018 Annual Report to Stockholders is available for download free of charge at https://www.cstproxy.com/riministreet/2019.
Our website address is www.riministreet.com. We use our website as a channel of distribution for important information about us. Important information, including press releases, investor presentations and financial information regarding Rimini Street, is routinely posted on and accessible on the “Investor Relations” subpage of our website.
In addition, we make available on the “Investor Relations” subpage of our website free of charge the reports we file with the SEC (e.g., our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, and beneficial ownership reports on Forms 3, 4 and 5). Further, copies of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), our Code of Business Conduct and Ethics, our Corporate Governance Guidelines and the charters for the Audit, Compensation and Nominating & Corporate Governance Committees of the Board are also available on the “Investor Relations” subpage of our website.
Information from our website is not incorporated by reference into this Proxy Statement.

Q:	What if I return my proxy card (or complete the internet voting procedures) but do not provide voting instructions?

A:
The Board has named Seth A. Ravin, our Chief Executive Officer and Chairman of the Board, and Daniel B. Winslow, Senior Vice President, General Counsel and Secretary, as official proxy holders. They will vote all proxies, or record an abstention or withholding as applicable, in accordance with the instructions you provide.

IF YOU ARE A REGISTERED HOLDER AND SIGN AND RETURN YOUR PROXY CARD BUT GIVE NO DIRECTION OR COMPLETE THE INTERNET VOTING PROCEDURES BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS ON EACH PROPOSAL.

Q:	Who is soliciting my vote?

A:	Our Board is soliciting your vote for matters being submitted for stockholder approval at the Annual Meeting.

Q:	Who will bear the cost for soliciting votes for the Annual Meeting?

A:
We will bear the cost of soliciting proxies. In addition to the use of mail, our directors, officers and non-officer employees may solicit proxies in person or by telephone or other means. These persons will not be compensated for the solicitation but may be reimbursed for out-of-pocket expenses. Morrow Sodali LLC has been retained by the Company to provide broker search and materials distribution services, as well as serve as the Company’s Administration Agent for the Annual Meeting, for a fee of $2,500 plus distribution costs and other expenses. We have also made arrangements with certain Financial Institutions and other custodians to forward this material to the beneficial owners of our common stock, and we will reimburse them for their reasonable out-of-pocket expenses.

Q:	Who will count the votes?

A:	We have hired our Transfer Agent, Continental Stock Transfer & Trust Company, to tabulate the votes cast at the Annual Meeting and be responsible for determining whether or not a quorum is present.

Q:	Where can I find voting results of the Annual Meeting?

A:
We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting (a copy of which will be available on the “Investors Relations” subpage of our website).

Q:	May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:
You may submit proposals for consideration at future stockholder meetings, including director nominations, if you satisfy the applicable requirements. Please see “Other Matters and Additional Information” for more details.

Q:	Whom should I contact with questions about the Annual Meeting?

A:	If you have any questions about this Proxy Statement or the Annual Meeting, please contact the Rimini Street Investor Relations Department by email at IR@riministreet.com or by calling (925) 523-7636.

Q:	What if I have more than one account?

A:
Please vote proxies for all accounts so that all your shares are voted. You may be able to consolidate multiple accounts through our Transfer Agent, Continental Stock Transfer & Trust Company, online at www.continentalstock.com or by calling (212) 509-4000.

Q:	Will a list of stockholders entitled to vote at the Annual Meeting be available?

A:
In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at our California Operations Center, where the Annual Meeting will be located, on June 6, 2019, and will be accessible for ten days prior to the date of the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, Monday through Friday, at both our principal executive offices in Nevada and our California Operations Center (see the first page of this Proxy Statement for address information).

Q:	Where and when is the Annual Meeting being held?

A:
We will hold the Annual Meeting at our California Operations Center located at 6601 Koll Center Parkway, Suite 300, Pleasanton, California 94566 on Thursday, June 6, 2019, at 12:00 p.m., Pacific Time, unless postponed or adjourned to a later date.

Q:	What are the implications of being an “Emerging Growth Company”?

A:
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and currently may remain an emerging growth company until the last day of the fiscal year ending December 31, 2020. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an emerging growth company. For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all of these exemptions until such time as we are no longer an emerging growth company. We would cease to be an emerging growth company earlier than December 31, 2020 if we have more than $1 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period. We have taken advantage of certain reduced reporting obligations in this Proxy Statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Nominees
The Board has nominated each of the Class II directors named below for election at the Annual Meeting. The nominees currently serve as directors. Each person elected will serve until the 2022 annual meeting of stockholders and until his successor has been elected and has qualified. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for such substitute nominee.
The Nominating & Corporate Governance Committee of the Board (the “Nominating Committee”) is responsible for director recruitment and recommending to the Board all director nominees. Stockholders who wish to recommend a person for consideration as a director nominee should follow the procedures described below under the heading “Stockholder Recommendation of Nominees.” The Board selected the nominees for election at the Annual Meeting upon the unanimous recommendation of the members of the Nominating Committee.
Board Composition
The following table sets forth the names, ages and positions of the members of the Board as of April 30, 2019:

Name	Age	Position(s) with the Company

Class I Directors (term continues through 2021)
Margaret (Peggy) Taylor(1)(2)	68	Lead Independent Director; Chair of Compensation Committee
Thomas Ashburn(1)(3)	75	Director; Chair of Nominating Committee
Jack L. Acosta(2)	71	Director; Chair of Audit Committee

Class II Director Nominees (for term through 2022)
Robin Murray(3)	54	Director
Antonio Bonchristiano	52	Director

Class III Directors (term continues through 2020)
Seth A. Ravin	52	Chairman of the Board and Chief Executive Officer
Steve Capelli(1)(2)(3)	62	Director
Andrew Fleiss(1)(2)(3)	40	Director
_____________________________
(1) Member of the Compensation Committee
(2) Member of the Audit Committee
(3) Member of the Nominating Committee

Thomas C. Shay retired as a member of the Board effective as of January 31, 2019. The Board did not appoint a new director in Mr. Shay’s place and reduced the size of the Board to eight members.
Class I Directors – Biographical Information
Margaret (Peggy) Taylor
Ms. Taylor has served as a member of the Board since October 2017, and previously served on the board of directors of RSI from January 2014 until October 2017. Ms. Taylor served as President of PeopleSoft Investments, Inc., an investment management and advisory services company and subsidiary of PeopleSoft, Inc., an enterprise software company (acquired by Oracle Corporation), from January 2000 until her retirement in January 2005, and as Senior Vice President of Corporate Operations of PeopleSoft, Inc. from January 1989 to December 1999. Since January 2005, she has served as a private investor/advisor. From January 2000 to December 2003, Ms. Taylor served as President of Nevada Pacific Development Corp., a consulting services firm. From December 1999 to December 2000, Ms. Taylor served as Chief Executive Officer of Venture Builders, LLC, a consulting company for start-up businesses. From May 1986 to October 1988, Ms. Taylor served as a Vice President of Trust and Investment Management at Hibernia Bank, a financial institution. From January

1983 to October 1985, Ms. Taylor served as Vice President of Organization, Planning, and Development at Bank of California, a financial institution. Ms. Taylor has also served on the Board of Directors of numerous publicly traded corporations, including Fair Isaac Corporation, a decision analytics company, from December 1999 to February 2012. In addition, Ms. Taylor has served and continues to serve as a member of the Board of Directors of various private companies. Ms. Taylor holds a Bachelor of Arts degree in Communications and Psychology from Lone Mountain College of California. Ms. Taylor has also completed the Corporate Governance Program at Stanford Business School and the Compensation Committees Program at Harvard Business School.
Director Qualifications. We believe Ms. Taylor is qualified to serve as a member of our Board because of her extensive experience in the enterprise software industry and serving on boards of directors of various technology companies.
Jack L. Acosta
Mr. Acosta has served as a member of the Board since October 2017, and previously served on the board of directors of RSI from October 2013 until October 2017. Mr. Acosta served as Chief Financial Officer and Vice President, Finance of Portal Software, a software company acquired by Oracle Corporation, from February 1999 until his retirement in September 2001. Since September 2001, he has served as a private investor/advisor. In addition, Mr. Acosta served as Secretary of Portal Software from February 1999 to April 1999. From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer of Sybase, Inc., a database company acquired by SAP AG. Mr. Acosta serves on the Board of Directors of Five9, Inc., a provider of cloud software for contact centers. From March 2004 to July 2009, Mr. Acosta served on the Board of Directors of SumTotal Systems, Inc., a provider of learning, performance and compensation management software and services. Mr. Acosta has served and continues to serve as a member of various private company boards of directors. Mr. Acosta holds a Bachelor of Science degree in Industrial Relations from California State University, East Bay, a Masters of Science degree in Management Sciences from California State University, East Bay and an Honorary Doctor of Humane Letters degree from California State University, East Bay.
Director Qualifications. We believe Mr. Acosta is qualified to serve as a member of our Board because of his extensive experience in the enterprise software industry and serving on the boards of directors of various technology companies.
Thomas Ashburn
Mr. Ashburn has served as a member of the Board since October 2017, and previously served on the board of directors of RSI from January 2014 until October 2017. Mr. Ashburn served in various management positions at BEA Systems, Inc., an enterprise infrastructure software company acquired by Oracle Corporation, from February 2002 until his retirement in 2007, including President, Worldwide Field Organization, from May 2006 to 2007, Executive Vice President, Worldwide Field Organization, from August 2004 to May 2006, and Executive Vice President, Worldwide Services, from February 2002 to August 2004. Mr. Ashburn served as an advisor to BEA Systems, Inc. for Worldwide Services from August 2001 to February 2002. Prior to his service with BEA Systems, Inc., Mr. Ashburn served in various management positions at Hewlett-Packard Company, a multinational information technology company, including most recently as Vice President and General Manager, Hewlett-Packard Services, from 1998 to February 2001. Since 2007, Mr. Ashburn has served as a private investor/advisor. Mr. Ashburn has also served and continues to serve as a member of various private company boards of directors. Mr. Ashburn holds a Bachelor of Science degree in Industrial Technology from California State University, Long Beach.
Director Qualifications. We believe Mr. Ashburn is qualified to serve as a member of our Board because of his extensive experience in the enterprise software industry and serving on boards of directors of various technology companies.
Class II Director Nominees – Biographical Information
Robin Murray
Mr. Murray has served as a member of the Board since October 2017, and previously served on the board of directors of RSI from June 2009 until October 2017. Mr. Murray is a partner at Adams Street Partners, LLC, a private market investments firm and affiliate of the Company, which he joined in 2008. From 2001 to 2008, Mr. Murray served as a partner at 3i Ventures Corporation, a private equity and venture capital firm, where he led the Menlo Park, California office. From 1997 to 2001, Mr. Murray served as Chief Financial Officer of both iPIN Corporation, an electronic payment technology company ultimately acquired by Intel Corporation, and Ubicoms Ltd, a company acquired by The Hackett Group. From 1988 to 1995, Mr. Murray served in various roles in the London offices of J Sainsbury plc and Ernst & Young. Mr. Murray qualified as a Chartered Accountant with the Institute of Chartered Accountants of England & Wales.

He holds a Bachelor of Science degree in Chemistry from Bristol University, England and a Masters of Business Administration from Stanford University Graduate School of Business.
Director Qualifications. We believe Mr. Murray is qualified to serve as a member of our Board because of his substantial corporate finance, business strategy and corporate development expertise gained from his significant experience in the venture capital industry analyzing, investing in and serving on the boards of directors of various private technology companies. We also value his perspective as a representative of our largest stockholder.
Antonio Bonchristiano
Mr. Bonchristiano has served as a member of the Board since October 2017, and previously served on the board of directors of GPIA from March 2015 until October 2017. He served as the Chief Executive Officer and Chief Financial Officer of GPIA from March 2015 until October 2017. He is a member of the Board and Chief Executive Officer of GP Investments, Ltd., a global private equity firm and affiliate of the Company, which he joined in 1993. He has served as a Managing Director of GP Investments since 1995. Prior to joining GP Investments, Mr. Bonchristiano was a Partner at Johnston Associates Inc., a finance consultancy based in London, and worked for Salomon Brothers Inc., an investment bank, in London and New York. Currently, he serves as a member of the Board of Directors of AMBEV, GP Advisors, and SPICE. Mr. Bonchristiano is also on the boards of several non-profit organizations, including: Fundação Bienal and Fundação Estudar in São Paulo, Brazil and John Carter Brown Library in Providence, Rhode Island. Previously, he served as a member of the boards of directors of several companies including BHG, Estácio, BR Properties, ALL, CEMAR, Gafisa, Submarino, Equatorial, BR Malls, Tempo and Magnesita Refratários. He was also previously the Chief Financial Officer of SuperMar Supermercados and Founder and Chief Executive Officer of Submarino. Mr. Bonchristiano holds a Bachelor of Arts degree in Politics, Philosophy, and Economics from the University of Oxford.
Director Qualifications. We believe Mr. Bonchristiano is qualified to serve as a member of our Board due to his extensive experience in private equity, numerous directorship roles and financial expertise. We also value his perspective as a representative of one of our largest stockholders.
Class III Directors – Biographical Information
Seth A. Ravin
Mr. Ravin founded Rimini Street and has served as our (and prior to October 2017, RSI’s) Chief Executive Officer, Chairman of the Board and a director since September 2005 and also served as President from September 2005 to January 2011. Prior to joining us, Mr. Ravin served in various executive roles at TomorrowNow, Inc. from May 2002 to April 2005, most recently as President and a board director. TomorrowNow, Inc. was a supplier of software maintenance and support services for Oracle’s PeopleSoft and J.D. Edwards applications, and was acquired in January 2005 as a wholly-owned subsidiary of SAP America, Inc. From April 2000 to March 2001, Mr. Ravin served as Vice President of Inside Sales for Saba Software, Inc., a provider of e-Learning and human resource management software. From April 1996 to April 2000, Mr. Ravin served in various management roles at PeopleSoft, Inc., an enterprise software company acquired by Oracle, most recently as a Vice President of the Customer Sales Division. Mr. Ravin holds a Bachelor of Science degree in Business Administration from the University of Southern California.
Director Qualifications. We believe Mr. Ravin is qualified to serve as a member of our Board because of the perspective and experience he brings as Rimini Street’s Chief Executive Officer. We also value his deep understanding of Rimini Street’s business as it has evolved over time and his extensive senior management expertise in the software maintenance and support services industry.
Steve Capelli
Mr. Capelli has served as a member of the Board since October 2017, and previously served on the board of directors of RSI from January 2014 until October 2017. Mr. Capelli is the Chief Financial Officer of Blackberry Limited, an enterprise software and services company, a position he has held since October 2016, and served as Blackberry Limited’s Chief Operating Officer from March 2018 until February 2019. Previously, Mr. Capelli served in various management positions at Sybase, Inc., an enterprise software and services company acquired by SAP, from December 1997 to April 2012, most recently as President, Worldwide Field Operations, from August 2006 to April 2012. Mr. Capelli served as a private investor/advisor from April 2012 until joining Blackberry Limited in October 2016. From August 1992 to December 1997, Mr. Capelli served in various management positions at Siemens-Pyramid, a subsidiary of Siemens Nixdorf, a computer and electronics company, including as Chief Financial Officer, Vice President of InterContinental Sales, and Director of Field Operations. From January 2005 to November 2005, Mr. Capelli served on the Board of Directors of Apropos Technology,

Inc., a publicly traded business communication software firm. In addition, Mr. Capelli serves as a member of the Board of Directors of various private companies. Mr. Capelli holds a Bachelor of Science degree in Accounting from The College of New Jersey and a Masters of Business Administration from Rutgers University.
Director Qualifications. We believe Mr. Capelli is qualified to serve as a member of our Board because of his extensive experience in the enterprise software industry and serving on boards of directors of various technology companies.
Andrew Fleiss
Mr. Fleiss has served as a member of the Board since October 2017. He was a Managing Director of GP Investments, Ltd., a global private equity firm and affiliate of the company, from 2015 until 2019, and has 20 years of experience in principal investments and investment banking. Prior to the Mergers, he primarily focused on identifying a suitable investment opportunity for GPIA and led the team structuring a transaction with and performing due diligence on the Company. Prior to joining GP Investments, Mr. Fleiss worked as a Principal at Liberty Partners, a private equity firm focused on control investments in manufacturing, services, healthcare and education companies, from 2003 to 2015. Prior to joining Liberty Partners, Mr. Fleiss worked from 2000 to 2003 as an Associate in the investment banking division of UBS Warburg focused on equity and debt financings, and mergers and acquisitions, for healthcare companies. Mr. Fleiss holds a Bachelor of Science degree in Psychology from Amherst College.
Director Qualifications. We believe Mr. Fleiss is qualified to serve as a member of our Board because of his extensive experience in private equity and investment banking and his lead role in structuring the transaction between the Company and GPIA.
Director Nomination Process
Criteria and Diversity
Per our Corporate Governance Guidelines and the Charter for the Nominating Committee, the Nominating Committee determines, as appropriate, the desired qualifications, qualities, skills and other expertise required to be a director and recommends to the full Board criteria to be considered in selecting director nominees, including character, judgment, diversity, age, expertise, corporate experience, length of service and other commitments.
The Nominating Committee reviews on an annual basis, in the context of recommending a slate of directors for stockholder approval, the composition of the Board. In determining whether to recommend a director for re-election, the Nominating Committee considers the director’s character and integrity, past attendance at meetings, participation in and contributions to the activities of the Board and the Company, and ability to contribute to the diversity of experience and perspectives on the Board. The Nominating Committee assesses its effectiveness in this regard as part of its annual review of Board composition.
Stockholder Recommendations of Nominees
Per our Corporate Governance Guidelines, it is the policy of the Board that the Nominating Committee consider recommendations for candidates to the Board from stockholders. Stockholders may recommend director nominees for consideration by the Nominating Committee by writing to the Secretary of the Company at the address listed on the first page of this Proxy Statement and providing the information required in our Bylaws. Following verification of the stockholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating Committee. The Nominating Committee does not formally distinguish between candidates recommended by stockholders and candidates recommended by other directors, management and others (including third-party search firms, which the Nominating Committee may retain from time to time). Stockholders who desire to nominate persons directly for election to the Board at the Company’s annual meeting of stockholders must meet the deadlines and other requirements set forth in our Bylaws.
Board of Directors Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES IDENTIFIED ABOVE.
Vote Required
Directors are elected by a plurality of the votes cast at the Annual Meeting.

CORPORATE GOVERNANCE MATTERS
Board Structure
Our business affairs are managed under the direction of the Board. Our Board consists of eight members, six of whom qualify as independent within the meaning of the independent director guidelines of the Nasdaq Global Market. Messrs. Ravin and Bonchristiano are not, and while he served on the Board Mr. Shay was not, considered independent. For additional information, please see the disclosure under the heading “Board Determination of Independence” below.
Per our Certificate of Incorporation, the Board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

•	the Class I directors are Margaret Taylor, Thomas Ashburn and Jack Acosta, and their terms will expire at the 2021 annual meeting of stockholders;

•
the Class II directors (who are nominated for reelection at the Annual Meeting) are Robin Murray and Antonio Bonchristiano, and their current terms will expire at the Annual Meeting if they are not reelected; and

•	the Class III directors are Seth Ravin, Steve Capelli and Andrew Fleiss, and their terms will expire at the 2020 annual meeting of stockholders.
Our Certificate of Incorporation and Bylaws provide that the number of directors, which is currently fixed at eight members, may be increased or decreased from time to time by a resolution of the Board. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors generally will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of the Board may have the effect of delaying or preventing changes in control of the Company.
There are no family relationships among any of our directors, director nominees or executive officers.
Certain Understandings Regarding the Appointment of Messrs. Bonchristiano and Fleiss to the Board of Directors
Upon consummation of the Mergers, RSI appointed seven of the then nine members of the Board, and in accordance with the terms of the Merger Agreement, Messrs. Fleiss and Bonchristiano (the “GPIA Designated Directors”) were appointed as members of the Board by GPIC Ltd., a Bermuda company and an affiliate (the “GP Sponsor”) of GPIA’s ultimate parent entity, GP Investments, Ltd. Also, in accordance with the terms of the Merger Agreement, Mr. Bonchristiano was designated a Class II director, and Mr. Fleiss was designated a Class III director. The Merger Agreement also provides that if any GPIA Designated Director ceases to be a member of the Board for any reason prior to the expiration of such GPIA Designated Director’s initial term, as described above, then the GP Sponsor shall designate a replacement, and the Board shall appoint such designee, to serve as a GPIA Designated Director (or a successor of the GPIA Designated Director as described above) for the remainder of such initial term. The Merger Agreement also provides that, until the 2020 annual meeting of stockholders, at least one GPIA Designated Director will serve on each committee of the Board.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines outlining the corporate governance policies pursuant to which the Board oversees the business and strategy of the Company, addressing items such as the qualifications and responsibilities of our directors and director candidates and the specific oversight responsibilities of the Board. You can find a copy of our Corporate Governance Guidelines on the “Investor Relations” subpage of our website.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The purpose of the Code of Business Conduct and Ethics is to promote ethical conduct and deter wrongdoing. The policies outlined in the Code of Business Conduct and Ethics are designed to ensure that our employees, including our executive officers and members of the Board, act in accordance with not only the letter but also the spirit of the laws and regulations that apply to our business.
You can find a copy of our Code of Business Conduct and Ethics on the “Investor Relations” subpage of our website.

We will post amendments to or waivers from our Code of Business Conduct and Ethics with respect to directors and executive officers on the same website within four business days of such amendment or waiver.
Board Leadership Structure
Our Corporate Governance Guidelines provide that at any time when the Chairman of the Board is not an independent director, the Board shall elect a “Lead Independent Director” in order to facilitate communications between Company management and non-employee directors. Because the Chairman of the Board, Mr. Ravin, also serves as our Chief Executive Officer, the Board has appointed Margaret (Peggy) Taylor to serve as its Lead Independent Director. As Lead Independent Director, Ms. Taylor communicates with our Chief Executive Officer and Chairman of the Board regarding feedback from executive sessions of the non-employee and/or independent directors, for which she is responsible for scheduling, preparing the agendas and chairing. She also serves as a liaison between members of our executive management and our non-employee and/or independent directors, disseminating information to the rest of the Board in a timely manner and raising issues with management on behalf of the non-employee and/or independent directors when appropriate.
As Chairman of the Board, Mr. Ravin is directly responsible for Board management, in particular by chairing Board meetings, providing input on the agendas for Board and Board committee meetings, evaluating the membership and chairs for Board committees and the effectiveness of the committees, and encouraging the Company’s non-employee and/or independent directors to meet regularly without management present.
The Board believes that this structure currently is appropriate for the Company as it permits our Chief Executive Officer to speak for and lead the Company and Board while also providing for effective oversight and independent leadership by an independent director.
Board Determination of Independence
Our Board has reviewed and analyzed the independence of each director, including each of the two Class II director nominees. The purpose of the review was to consider whether any particular relationships or transactions involving directors or their affiliates or immediate family members (i) were inconsistent with a determination that a particular director is independent for purposes of serving on the Board and its committees or (ii) could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. During this review, the Board examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships. They also specifically considered each of the transactions identified under the heading “Related Person Transactions” below.
The Company’s common stock is listed on the Nasdaq Global Market. Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating Committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act.
In order to be considered independent for purposes of Rule 10A-3 and Rule 10C-1, a member of an Audit Committee or Compensation Committee of a listed company generally may not, other than in his or her capacity as a member of the committee, the Board, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Following its most recent independence review, which was conducted in connection with the preparation of this Proxy Statement, the Board determined that Messrs. Acosta, Ashburn, Capelli, Fleiss and Murray and Ms. Taylor, representing six of the Company’s eight directors and all of the members of the Audit, Compensation and Nominating Committees, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Global Market.

Board of Director Meetings and Attendance; Annual Meeting Attendance
The Board holds regularly scheduled, in-person board meetings quarterly, and typically each Board committee meets separately in connection with these meetings. The Board and each committee hold telephonic meetings in between in-person meetings as needed. In 2018, the Board held 14 meetings; the Audit Committee held nine meetings; the Compensation Committee held four meetings; and the Nominating Committee held four meetings. Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which he or she served during 2018.
Information about director attendance at annual stockholders’ meetings can be found on the “Investor Relations” subpage of our website.
Stockholder Communications
While the Board believes that management speaks for the Company, the Board acknowledges that individual Board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that Board members would do this with the knowledge of management and, in most cases, only at the request of management. Stockholders who wish to communicate directly with our non-management directors can follow the procedures outlined in our “Policies and Procedures for Stockholder Communications to Independent Directors” (our “Stockholder Communications Policy”), a copy of which appears on the “Investor Relations” subpage of our website (see the first page of this Proxy Statement).
In accordance with our Stockholder Communications Policy, our General Counsel (or another member of the Legal Department designated by the General Counsel) reviews all incoming stockholder communications and, if appropriate (i.e., the communication is not part of a mass mailing, a product complaint or inquiry, job inquiry or business solicitation and is not patently offensive or otherwise inappropriate material), routes such communications to the appropriate member(s) of the Board or, if none is specified, to the Chairman of the Board. The Legal Department reviewer may decide in the exercise of his or her judgment whether a response to any stockholder communication is necessary. The General Counsel provides a report to the Nominating Committee on a quarterly basis of any stockholder communications received to which a member of the Legal Department has responded.
Our Stockholder Communications Policy is administered by the Nominating Committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are also stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Committees of the Board of Directors
Under our Bylaws, the Board has the authority to appoint committees, and, accordingly, has appointed the Audit Committee, the Compensation Committee, and the Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board.
Audit Committee
The Audit Committee is comprised of Messrs. Acosta (Chair), Capelli and Fleiss and Ms. Taylor. Our Board has determined that each of the members of the Audit Committee satisfies the requirements for independence and financial literacy under the rules of the Nasdaq Global Market and the SEC and has further determined that Mr. Acosta qualifies as an “Audit Committee financial expert” as defined by applicable SEC rulemaking and satisfies the financial sophistication requirements of the Nasdaq Global Market. The Audit Committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;

•	supervising and evaluating the performance and independence of our independent registered public accounting firm;

•	approving the audit and audit fees and pre-approving any non-audit services to be performed by our independent registered public accounting firm;

•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•
reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, the quarterly reviews of our financial statements, and our publicly filed reports;

•	preparing the Audit Committee Report that the SEC requires in our annual proxy statement;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•	reviewing and discussing with management and the independent registered public accounting firm, the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs;

•	overseeing the internal audit function;

•	reviewing and discussing with management reports regarding compliance with applicable laws, regulations and internal compliance programs;

•
overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters, including the confidential, anonymous submission (and the appropriate treatment) of concerns submitted by Company employees (e.g., via the Company’s Whistleblower Hotlines) regarding accounting or auditing matters that they believe to be questionable or to be violations of the Company’s Code of Business Conduct and Ethics, the U.S. federal securities laws (or similar state and federal laws) or the Company’s Anti-Corruption Policy (including the Foreign Corrupt Practices Act and similar laws); and

•	reviewing and overseeing any related person transactions.
You can find a copy of the Audit Committee’s Charter on the “Investor Relations” subpage of our website.
Compensation Committee
The Compensation Committee is comprised of Ms. Taylor (Chair) and Messrs. Ashburn, Capelli and Fleiss. Our Board has determined that each member of the Compensation Committee meets the requirements for independence under the rules of the Nasdaq Global Market and applicable SEC rules and regulations. The Compensation Committee is responsible for, among other things:

•
reviewing and approving our Chief Executive Officer’s and, in consultation with our Chief Executive Officer, other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements, change in control agreements, and any other benefits, compensation or arrangements;

•	administering our equity compensation plans;

•	overseeing our overall compensation philosophy, compensation plans and benefits programs;

•	reviewing and evaluating director compensation; and

•	overseeing the succession planning of our executive officers and management team.
Subject to compliance with applicable laws and regulations, the Compensation Committee may delegate its authority to one or more subcommittees.
The Compensation Committee has the authority to engage advisors, such as compensation consultants, to assist it in carrying out its responsibilities. In connection with any such engagement, the Compensation Committee assesses the advisor’s independence in accordance with SEC and Nasdaq rules. In 2018, the Compensation Committee engaged Willis Towers Watson to provide advice on the design and amount of executive and director compensation.
You can find a copy of the Compensation Committee’s Charter on the “Investor Relations” subpage of our website.
Nominating & Corporate Governance Committee
The Nominating Committee is comprised of Messrs. Ashburn (Chair), Capelli, Fleiss and Murray. Our Board has determined that each member of the Nominating Committee meets the requirements for independence under the rules of the Nasdaq Global Market. The Nominating Committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization, and governance of the Board and its committees;

•	evaluating and making recommendations regarding the creation of additional committees, a change in mandate of our committees and dissolution of our committees;

•	reviewing and making recommendations with regard to our Corporate Governance Guidelines; and

•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee.
You can find a copy of the Nominating Committee’s Charter on the “Investor Relations” subpage of our website.
The Board’s Role in Risk Oversight
Risk management is primarily the responsibility of our Company’s senior management team, while the Board is responsible for the overall supervision and oversight of our Company’s risk management activities.
The Board’s oversight of the material risks faced by the Company occurs at both the full Board level and at the committee level. For example, the Audit Committee has oversight responsibility not only for financial reporting with respect to the Company’s major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors key business risks (including cybersecurity) facing the Company. Specifically, as stated in the Audit Committee’s Charter, one of the responsibilities of the Audit Committee is to “review and discuss with management and the independent auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s guidelines and policies with respect to risk assessment and risk management pertaining to financial, accounting, investment and tax matters.” In connection with its risk oversight role, at each of its quarterly, in-person meetings, the Audit Committee also meets privately in separate executive sessions with representatives from the Company’s independent registered public accounting firm (without any members of Company management present) and with the Company’s Senior Director of Internal Audit and Compliance Frameworks (without other members of Company management present). Per its Charter, the mission of the Internal Audit Department is to assist the Company in accomplishing its objectives by bringing a “systematic and disciplined approach to evaluate and improve the effectiveness of the organization’s risk management, control, and governance processes.” Finally, the Audit Committee also receives quarterly reports regarding the Company’s testing and controls implemented in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and quarterly updates from the Company’s General Counsel on legal matters that may have a material impact on the Company’s financial statements or compliance procedures that pertain to financial, accounting or tax matters of the Company.
In addition, as stated in its Charter, one of the responsibilities of the Compensation Committee is to review and discuss with management the risks arising from the Company’s compensation policies and practices for all employees that are reasonably likely to have a material adverse effect on the Company.
Further, the Company’s General Counsel reports in person to the full Board on at least a quarterly basis to keep the directors informed concerning legal risks, ongoing litigation and other legal matters involving the Company and the Company’s legal risk mitigation efforts. Finally, our Chief Executive Officer periodically meets with the other directors in executive session to address operational and strategic matters, including areas of risk and opportunity that require Board attention. Further, on no less than an annual basis, the full Board reviews in detail the Company’s short- and long-term strategies, including consideration of risks facing the Company.
By its nature, risk oversight is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to review and improve its methods of assessing and mitigating risk.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board) or as a director of any entity that has one or more executive officers serving on the Board or the Compensation Committee.

Policies and Procedures for Related Person Transactions
The Company has adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of the Audit Committee, subject to the exceptions described below. In approving or rejecting any such proposal, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee has determined that certain transactions will not require Audit Committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.
Related Person Transactions

•
We have an outstanding loan payable to the GP Sponsor in the amount of approximately $3.0 million, which we assumed upon consummation of the Mergers, payable in installments through June 28, 2019. A current affiliate (Antonio Bonchristiano) and a former affiliate (Andrew Fleiss) of the GP Sponsor are members of our Board. During 2018, the largest outstanding principal balance on the loan was $3.0 million. The interest rate on the loan is 13.0%. Since December 2018, we have made principal payments plus accrued interest of approximately $1.3 million. As of December 31, 2018, we paid approximately $0.4 million in principal and approximately $0.2 million in interest since the beginning of the loan.

•
As of December 31, 2018, entities affiliated with Adams Street Partners LLP and its affiliates, (“ASP”) owned 36.9% of our issued and outstanding shares of common stock (excluding the preferred stock which is convertible into common stock). Robin Murray is a partner with ASP and a member of our Board. As of December 31, 2018, ASP had voting control of approximately 32.7% of our issued and outstanding shares of common stock, including voting rights associated with 19,324 shares of our issued and outstanding Preferred Stock. Prior to the termination of our former credit facility on July 19, 2018, ASP owned a $10.0 million indirect interest in the credit facility. For the year ended December 31, 2018, we recognized revenue for software support services to certain ASP investees for software support services for an aggregate of $1.9 million.

EXECUTIVE COMPENSATION
Our named executive officers (our “Named Executive Officers”) for 2018, which consist of the person who served as our principal executive officer during 2018 and the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2018, are as follows:

•	Seth A. Ravin, our Chief Executive Officer and Chairman of the Board;

•	David Rowe, our Senior Vice President and Chief Marketing Officer; and

•	Gregory Symon, our former Senior Vice President, Worldwide Field Operations.(1)
_____________________________
(1)     Mr. Symon resigned from the Company effective February 4, 2019.
Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, and paid to our Named Executive Officers.

Name and Position	Year	Salary	Stock Awards		Option Awards(1)		Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total

Seth Ravin, Chief Executive Officer and Chairman of the Board	2018	$300,000	$10,000	(4)	$278,973	(6)	$236,295	$42,241	(9)	$867,509
	2017	300,000	—		—		186,600	49,351		535,951

David Rowe, Senior Vice President and Chief Marketing Officer	2018	$250,000	$10,000	(5)	$702,925	(7)	$118,148	$12,334	(10)	$1,093,407
	2017	250,000	—		586,418		93,300	10,468		940,186

Gregory Symon, Former Senior Vice President, Worldwide Field Operations(3)	2018	$343,493	$—		$756,025	(8)	$269,614	$2,822	(11)	$1,371,954
 _____________________________

(1)
The aggregate grant date fair value for stock option awards was computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation, of the Financial Accounting Standards Board (“FASB”). A discussion of all assumptions made in the valuation of the awards is in Note 8, Stock-Based Compensation and Warrants, to our consolidated financial statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K filed with the SEC on March 14, 2019. For purposes of this table, the entire fair value of awards are reflected in the year of grant, without regards to estimated forfeitures, whereas under FASB ASC 718, the fair value of awards is recognized in our consolidated financial statements over the vesting period.

(2)	Represents amounts earned under our Bonus Program as discussed below under “Non-Equity Incentive Plan Compensation.”

(3)	Mr. Symon Commenced employment with the Company in January 2018 and terminated employment in February 2019.

(4)
In May 2018, we granted to Mr. Ravin 1,250 restricted stock units that will vest 100% on May 8, 2019, provided that Mr. Ravin remains employed by the Company through the vesting date. The restricted stock units were granted as part of our sabbatical benefit plan (our “Sabbatical Plan”). Our Sabbatical Plan provides full-time employees who achieve 10 years of service with a one-month paid sabbatical leave and an award of restricted stock units with a fair market value on the date of grant of $10,000, though Mr. Ravin has not taken a sabbatical leave. The restricted stock units vest 100% on the first anniversary of the date of grant. Our stock price was $8.00 as of the May 8, 2018 grant date.

(5)
In May 2018, we granted to Mr. Rowe 1,250 restricted stock units that will vest 100% on May 8, 2019, provided that Mr. Rowe remains employed by the Company through the vesting date. The restricted stock units were granted as part of our Sabbatical Plan, though Mr. Rowe has not taken a sabbatical leave. Our stock price was $8.00 as of the May 8, 2018 grant date.

(6)
In February 2018, we granted to Mr. Ravin a stock option for 100,000 shares of common stock vesting in one-third increments on each of February 6, 2019, 2020 and 2021, provided that Mr. Ravin remains employed by the Company through the applicable vesting dates. As determined in accordance with ASC 718, the grant date fair value of the award is approximately $2.80 per share.

(7)
In February 2018, we granted to Mr. Rowe a stock option for 250,000 shares of common stock vesting in one-third increments on each of February 6, 2019, 2020 and 2021, provided that Mr. Rowe remains employed by the Company through the applicable vesting dates. As determined in accordance with ASC 718, the grant date fair value of the award is approximately $2.80 per share.

(8)
In February 2018, we granted to Mr. Symon a stock option for 250,000 shares of common stock vesting in one-third increments on each of January 8, 2019, 2020 and 2021, provided that Mr. Symon remained employed by the Company through the applicable vesting dates. As determined in accordance with ASC 718, the grant date fair value of the award is approximately $3.00 per share.

(9)
For 2018, All Other Compensation for Mr. Ravin is primarily comprised of rental payments of $39,052 for an apartment near our California Operations Center in Pleasanton, California, as well as certain health expenses incurred on business trips and trial-related expenses. Mr. Ravin maintains his primary residence near our corporate headquarters in Las Vegas, Nevada.

(10)	All Other Compensation for Mr. Rowe is primarily comprised of a $10,000 401(k) plan contribution in 2018.

(11)	All Other Compensation for Mr. Symon is primarily comprised of a $2,032 insurance premium paid on his behalf in 2018.
Non-Equity Incentive Plan Compensation
Our Named Executive Officers are eligible for quarterly incentive compensation payments under our performance-based Company Bonus Program that are based upon both (x) the Company’s achievement (expressed as a percentage) of pre-determined financial or operational goals for the quarter, subject to adjustment (upward or downward) based upon the achievement (also expressed as a percentage) of pre-determined Company-wide client satisfaction goals for that quarter (the “quarterly Company performance factors”) and (y) the individual employee’s achievement of pre-determined individual goals and objectives for the quarter as well as their overall contributions to the Company’s success (expressed as a percentage), generally determined at the discretion of their manager (the “quarterly individual performance factor”).
The quarterly performance bonus is calculated following the end of each fiscal quarter by multiplying the individual’s quarterly target incentive amount by (i) the percentage achievement of the quarterly Company performance factors and (ii) the percentage achievement of the quarterly individual performance factor. Seventy-five percent of this amount is paid by the end of the following fiscal quarter and, for retention purposes, the remaining 25% is deferred and paid out following the end of the fiscal year, subject to the employee’s continuous employment with the Company through year-end.
In 2018, the quarterly Company performance factors and relative weighting were: (i) aggregate client invoicing (80%), (ii) aggregate expenses (20%), and (iii) client satisfaction compared to plan (acted as an approximate +/- 1% modifier).
As noted above, the quarterly individual performance factor is generally tied to an employee’s achievement of individual goals and objectives for the quarter and the individual’s overall contribution to our success. In 2018, because their individual performance is so integrally tied to Company-level performance, the quarterly individual performance factors for each of our Named Executive Officers were tied to the Company’s overall performance, subject to additional adjustment in the discretion of the Compensation Committee (taking into account the recommendations of the Chief Executive Officer). As identified in the table above under the column heading “Non-Equity Incentive Plan Compensation,” the total quarterly bonus payments earned by Messrs. Ravin, Rowe and Symon in 2018 represented 78% of their respective total targeted quarterly bonus incentive compensation for fiscal year 2018.

Employment Agreements and Potential Payments upon Termination or Change in Control
Executive Employment Agreements
Seth A. Ravin
We entered into an amended and restated employment agreement with Seth A. Ravin, our Chief Executive Officer, on January 6, 2017. The employment agreement has no specific term and provides for at-will employment. Under the employment agreement, Mr. Ravin is entitled to receive an annual base salary of $300,000, subject to adjustment, and he is eligible for annual target bonus equal to the greater of $300,000 or his then-current annual base salary, with 75% of such target bonus, if any, earned and paid on a quarterly basis and 25% of such target bonus earned and paid on an annual basis, in each case, subject to achievement of performance metrics.
If Mr. Ravin’s employment is terminated either by us other than for “cause” (as defined below), death, or disability or by him for “good reason” (as defined below), then, in each case, he receives: (i) 100% acceleration of all outstanding unvested equity awards issued under any equity incentive plan approved by the Board; (ii) continued payments of his then-current annual base salary and target bonus for 24 months; and (iii) COBRA reimbursements for him and his covered dependents for up to 24 months.
If Mr. Ravin’s employment is terminated within 24 months following a “change of control” (as defined below) either by us other than for “cause” or by him for “good reason,” then, in each case, he receives: (i) 100% acceleration of all outstanding unvested equity awards issued under any equity incentive plan approved by the Board; (ii) a lump sum payment of two times his then-current annual base salary and annual target bonus; and (iii) COBRA premiums for him and his covered dependents for up to 24 months.
Severance benefits in all cases are subject to Mr. Ravin executing and not revoking a release of claims and to his resignation from all of his employment with us.
For purposes of the employment agreement with Mr. Ravin, “cause” means generally:

•	his failure to perform the duties and responsibilities of his position after he has been provided a written demand for performance from the Board and a cure period of 30 days;

•
any act of gross negligence or willful misconduct taken by him in connection with his employment, and in the case of gross negligence such act had a material adverse effect on our business or reputation;

•	any act of dishonesty or moral turpitude constituting fraud or embezzlement or otherwise adversely affecting our business or reputation;

•	his conviction of, or plea of nolo contendere to, a felony (other than minor traffic-related offenses);

•	his indictment or conviction for a criminal violation of state or federal securities law; or

•	any breach by him of any covenants set forth in the employment agreement which is not cured within 15 days of receipt of a written notice of breach.
For purposes of the employment agreement with Mr. Ravin, “good reason” means generally a resignation within 90 days following the expiration of the cure period (described below) following the occurrence of any of the following without his express written consent:

•	a material reduction of his duties, authority or responsibilities;

•	a material reduction in his base compensation other than pursuant to a reduction that also is applied to substantially all of our other executives;

•	a material change in geographic location at which he must perform services (in other words, a change in geographic location of more than 50 miles); or

•	any material breach by us of the employment agreement.
Mr. Ravin must provide us with notice of the facts constituting the grounds for good reason within 90 days of the event he believes constitutes “good reason” and allow for a reasonable cure period of not less than 30 days.

For purposes of the employment agreement with Mr. Ravin, “change of control” means generally:

•
a change in our ownership, which is deemed to occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with the stock held by such person, constitutes more than 50% of our total voting power, except for a financing transaction approved by our Board;

•
a change in our effective control, which is deemed to occur on the date that a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of appointment or election; or

•
a change in the ownership of a substantial portion of our assets, which is deemed to occur on the date that any person, or more than one person acting as a group, acquires assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions.

Gregory Symon
We entered into an offer letter agreement on December 27, 2017, with Mr. Symon, our former Senior Vice President, Worldwide Field Operations. The offer letter agreement had no specific term and provided for at-will employment. Per the terms of his offer letter agreement, Mr Symon’s initial base salary was $350,000, and he was eligible for annual total target incentive payments of up to $350,000, payable in accordance with the terms of the Company’s Bonus Program, as described under the heading “Non-Equity Incentive Plan Compensation,” above. Also pursuant to the terms of the offer letter agreement and the Company’s 2013 Equity Incentive Plan, contingent upon Board approval, Mr. Symon would receive a stock option award exercisable for 250,000 shares of the Company’s common stock, which grant would vest in equal one-third amounts on the first, second and third anniversaries of his January 8, 2018 initial date of employment, provided that he remained employed by the Company through each such date. Mr. Symon terminated employment with the Company in February 2019.
401(k) Retirement Plan
We maintain a tax-qualified 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Our 401(k) plan is a “safe harbor” plan under the tax rules, which means that we make a matching contribution to all employees equal to 100% of all elective deferrals that do not exceed 4% of an employee’s compensation. The safe-harbor matching contribution is 100% vested. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all matching contributions are deductible by us when made.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2018

	Stock Option Awards(1)
	Number of Securities Underlying Unexercised Options			Option Exercise Price		Option Expiration Date
Name	Exercisable	Unexercisable
Seth A. Ravin	287,295	—		$4.68		1/21/2025
Seth A. Ravin	—	34,881	(2)	9.46		2/6/2023
Seth A. Ravin	—	65,119	(3)	8.60		2/6/2028
Total for Mr. Ravin	287,295	100,000		$5.57	(6)
David Rowe	6,668	—		1.17		3/31/2019
David Rowe	6,798	—		0.97		8/28/2019
David Rowe	216,246	—		1.05		5/31/2020
David Rowe	142,027	—		1.05		5/31/2020
David Rowe	59,853	—		1.19		5/7/2022
David Rowe	119,706	—		1.19		5/7/2022
David Rowe	37,803	—		4.85		10/24/2024
David Rowe	10,078	—		4.85		10/24/2024
David Rowe	239,412	—		7.52		6/29/2027
David Rowe	—	11,627		8.60		2/6/2028
David Rowe	—	238,373		8.60		2/6/2028
Total for Mr. Rowe	838,591	250,000	(4)	$4.40	(6)
Gregory Symon	—	34,881		$8.60		1/8/2028
Gregory Symon	—	215,119		8.60		1/8/2028
Total for Mr. Symon	—	250,000	(5)	$8.60	(6)
_____________________________

(1)	All stock option awards have been granted under equity incentive plans approved by our stockholders.

(2)
One-third of the unexercisable portion of Mr. Ravin’s stock option award for 34,881 shares of common stock vested in February 2019. The remaining two-thirds vest ratably on February 6, 2020 and 2021, respectively, subject to his continued service as an employee of the Company.

(3)
One-third of the unexercisable portion of Mr. Ravin’s stock option award for 65,119 shares of common stock vested in February 2019. The remaining two-thirds vest ratably on February 6, 2020 and 2021, respectively, subject to his continued service as an employee of the Company.

(4)
One-third of the unexercisable portion of Mr. Rowe’s stock option award for an aggregate 250,000 shares of common stock vested in February 2019. The remaining two-thirds vest ratably on February 6, 2020 and 2021, respectively, subject to his continued service as an employee of the Company.

(5)
One-third of the unexercisable portion of Mr. Symon’s stock option award for an aggregate 250,000 shares of common stock vested in January 2019. The remaining unexercisable portion of his stock option award was forfeited when he resigned from the Company in February 2019. The vested portion of his stock option award expired unexercised 30 days following his resignation.

(6)	Represents the weighted average exercise price for all unexercised options held by each of Mr. Ravin, Mr. Rowe and Mr. Symon as of December 31, 2018.

	Restricted Stock Unit (“RSU”) Awards(1)
Name	Number of RSUs that Have Not Vested(2)	Market Value of RSUs that Have Not Vested	RSU Vested Date
Seth A. Ravin	1,250	$3,479.45	5/8/2019

David Rowe	1,250	$3,479.45	5/8/2019

Gregory Symon	—	$—	N/A
_____________________________

(1)	All RSU awards have been granted under equity incentive plans approved by our stockholders.

(2)	100% of the RSUs awarded to Mr. Ravin and Mr. Rowe will vest on May 8, 2019.

DIRECTOR COMPENSATION
We generally use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. Additionally, our directors are reimbursed for reasonable travel expenses incurred in attending meetings. In setting director compensation, we consider the significant amount of time that directors expend fulfilling their duties to us as well as the skill level required of such directors. For the year ended December 31, 2018, non-employee director compensation was paid through cash compensation and the issuance of restricted stock units as discussed below:

	Director Fees Paid in Cash					Stock Awards		Total Compensation	Number of Securities Underlying Unexercised Options
Director Name(1)	Director		Committee(s)		Total				Exercisable	Unexercisable

Jack L. Acosta	$40,000	(2)	$20,000	(4)	$60,000	$99,992	(10)	$159,992	256,067	—
Thomas Ashburn	40,000	(2)	17,500	(5)	57,500	99,992	(10)	157,492	177,263	—
Antonio Bonchristiano	40,000	(2)	—		40,000	199,993	(11)	239,993	4,209	—
Steve Capelli	40,000	(2)	22,500	(6)	62,500	99,992	(10)	162,492	137,361	—
Andrew Fleiss	40,000	(2)	22,500	(7)	62,500	199,993	(11)	262,493	4,209	—
Robin Murray	40,000	(2)	5,000	(8)	45,000	99,992	(10)	144,992	137,361	—
Margaret (Peggy) Taylor	52,500	(2)(3)	25,000	(9)	77,500	99,992	(10)	177,492	257,067	—
_____________________________

(1)
During 2018, Seth A. Ravin and Thomas Shay were executive officers who also served as members of the Board. Messrs. Ravin and Shay have been omitted from this table since they received compensation for their services as executive officers but did not receive additional compensation for serving as directors of the Company. Mr. Ravin’s compensation is described above in the “Summary Compensation Table.”

(2)
During 2018, each of our non-employee directors who served for the entire calendar year received an annual retainer of $40,000. Board members who serve on committees/as committee chairpersons receive additional compensation shown in the “Committee” column. All Board and Committee retainers are payable in cash on a quarterly basis.

(3)	Ms. Taylor serves as Lead Independent Director for which an annual retainer of $12,500 is paid in addition to the $40,000 retainer that all non-employee Board members receive.

(4)	Mr. Acosta serves as Chair of the Audit Committee for which an additional annual retainer of $20,000 is paid.

(5)
Mr. Ashburn serves as Chair of the Nominating Committee for which an additional annual retainer of $10,000 is paid. Mr. Ashburn also serves as a member of the Compensation Committee for which an additional annual retainer of $7,500 is paid.

(6)
Mr. Capelli serves as a member of the Audit Committee, the Compensation Committee and the Nominating Committee for which additional annual retainers are paid in the amounts of $10,000, $7,500 and $5,000, respectively.

(7)
Mr. Fleiss serves as a member of the Audit Committee, the Compensation Committee and the Nominating Committee for which additional annual retainers are paid in the amounts of $10,000, $7,500 and $5,000, respectively.

(8)	Mr. Murray serves as a member of the Nominating Committee for which an additional annual retainer of $5,000 is paid.

(9)
Ms. Taylor serves as Chair of the Compensation Committee for which an additional annual retainer of $15,000 is paid. Ms. Taylor is also a member of the Audit Committee for which an additional annual retainer of $10,000 is paid.

(10)	In February 2018, each of Mr. Acosta, Mr. Ashburn, Mr Capelli, Mr. Murray and Ms. Taylor were granted 11,627 restricted stock units that vested 100% on February 6, 2019.

(11)
In February 2018, each of Mr. Bonchristiano and Mr. Fleiss were granted 23,255 restricted stock units, 50% of which vested on February 6, 2019 and the remaining 50% of which will vest on February 6, 2020, contingent upon continued service as a member of the Board through such date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Presented below is information about each of our Equity Incentive Plans as of December 31, 2018:

	Number of Securities to be Issued Upon Exercise of Outstanding Options,Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Stockholders:
2007 Stock Plan	6,031,520	(1)	$1.41	—
2013 Equity Incentive Plan	6,071,608	(2)	6.66	2,757,405	(3)
2018 Employee Stock Purchase Plan	—	(4)	—	5,000,000
Equity Compensation Plans Not Approved by Stockholders	—		—	—
Total	12,103,128		$4.05	7,757,405
_____________________________

(1)
The 2007 Stock Plan (the “2007 Plan”) reserved up to approximately 14,254,000 shares of common stock for the grant of stock options and stock purchase rights to our employees and directors. The 2007 Plan was terminated in November 2013, however, the terms of the 2007 Plan continue to govern any outstanding awards thereunder. Grants under the 2007 Plan consist solely of stock options.

(2)
In October 2013, we established the 2013 Equity Incentive Plan (the “2013 Plan”), which provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares. The authorized shares of common stock under the 2013 Plan are increased for outstanding options under the 2007 Plan that are subsequently forfeited or expire unexercised. Accordingly, options that expire or are forfeited under the 2007 Plan become available for re-grant under the 2013 Plan. Through December 31, 2018, grants under the 2013 Plan consist solely of stock options and restricted stock units. The 2013 Plan will expire in July 2027.

(3)
On the first day of each fiscal year beginning in 2018, the 2013 Plan provides that the number of authorized shares available for issuance will increase in an amount equal to the lesser of (i) approximately 4.8 million shares, (ii) 4% of the outstanding shares of all classes of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as the Board may determine. On February 13, 2019, the Board approved an increase in the authorized shares for 2,567,000 million shares, which is excluded from this amount.

(4)
In June 2018, our stockholders approved the Rimini Street, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides for the purchase by employees of up to an aggregate of 5,000,000 shares of Common Stock. The purchase price per share at which shares are sold in an offering period under the ESPP will be equal to the lesser of 85% of the fair market value of the shares (i) on the first trading day of the offering period, or (ii) on the purchase date (i.e., the last trading day of the offering period). Offering periods will consist of two six-month periods generally commencing twice each calendar year. The purpose of the ESPP is to provide an opportunity for eligible employees to purchase shares of our common stock at a discount through voluntary contributions from such employees’ eligible pay, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such employees and our stockholders. Through December 31, 2018, no offering period under the ESPP had commenced and no shares of Common Stock have been issued under the ESPP.

PROPOSAL NO. 2
PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019
Background
The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit our Company’s consolidated financial statements for the fiscal year ending December 31, 2019. The submission of this matter for ratification by stockholders is not legally required; however, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Audit Committee and the Board on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm as our Company’s external auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm to be our Company’s external auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.
Board of Directors Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares represented at the Annual Meeting and entitled to vote.
KPMG Representative – Attendance at the Annual Meeting
A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

FEES PAID TO AUDITORS
KPMG charged the following fees related to our 2018 and 2017 financial statements, all of which were approved by the Audit Committee

	2018			2017
	Amount		Percent	Amount		Percent

Audit fees	$1,945,124	(1)	98%	$2,217,467	(2)	98%
Audit-related fees	32,200	(3)	2%	31,200	(4)	2%
Tax fees	—		0%	—		0%
All other fees	—		0%	—		0%

Total	$1,977,324		100%	$2,248,667		100%
_____________________________

(1)
Consists of fees for the quarterly reviews of our financial statements filed with the SEC during 2018 and the audit of our annual financial statements for the year ended December 31, 2018, for a total of $1,488,028 as well as fees related to both the issuance of consents related to registration statements filed with the SEC in 2018 on Form S-3 of $102,096 and the implementation of ASU No. 2014-09, Revenue from Contracts with Customers, of $355,000.

(2)
Consists of fees for the quarterly reviews of our financial statements filed with the SEC during 2017 and the audit of our annual financial statements for the year ended December 31, 2017, for a total of $1,473,356, and fees related to the issuance of consents related to registration statements filed with the SEC in 2017 on Forms S-4, S-8 and S-1 for a total of $744,111.

(3)	Consists of audit services incurred in 2018 for the annual audit of our 401(k) plan for the year ended December 31, 2017.

(4)	Consists of audit services incurred in 2017 for the annual audit of our 401(k) plan for the year ended December 31, 2016.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances
All audit and permissible non-audit services provided by the independent auditors are pre-approved by the Audit Committee (or the Chair of the Audit Committee, pursuant to a delegation of authority). These services may include audit services, audit-related services, tax services and other services. To facilitate the pre-approval process, the Audit Committee of the Board has adopted an “Audit and Non-Audit Services Pre-Approval Policy” (the “Pre-Approval Policy”). Under the Pre-Approval Policy, proposed audit and permissible non-audit services may either (i) be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”) or (ii) require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent auditors. As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee (or the Audit Committee chairperson, to the extent such authority has been delegated by the Audit Committee) if it is to be provided by the independent auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. The Audit Committee has delegated authority to Mr. Acosta, as Chairman of the Audit Committee, to address certain types of requests for specific pre-approval, provided that any such pre-approvals are presented to the full Audit Committee at its next meeting.
The Pre-Approval Policy also identifies a list of non-audit services that the independent auditors are prohibited from providing in accordance with SEC rulemaking governing outside auditor independence. You can find a copy of the Pre-Approval Policy on the “Investor Relations” subpage of our website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
Our Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2018 and discussed them with management and our independent registered public accounting firm, KPMG.
Our Audit Committee has also received from, and discussed with, KPMG various communications that KPMG is required to provide to our Audit Committee, including the matters required by the applicable standards of the Public Company Accounting Oversight Board.
In addition, KPMG provided our Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG that firm’s independence.
Based on the review and discussions referred to above, our Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018.

By the Audit Committee of the Board of Directors of Rimini Street, Inc.

Jack Acosta (Chair)
Steve Capelli
Andrew Fleiss
Margaret (Peggy) Taylor
_____________________________

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each director, (ii) each named executive officer, (iii) all directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock, in each case as of April 18, 2019 (the “Determination Date”), unless otherwise indicated below. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after the Determination Date, shares of common stock issuable upon the vesting of restricted stock units that vest within 60 days after the Determination Date and shares of common stock issuable upon the conversion of shares of our Preferred Stock and related PIK dividends within 60 days of the Determination Date. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Percentage ownership calculations are based on shares of common stock outstanding as of the Determination Date. In computing the number of shares of common stock beneficially owned by each person, entity or group and the related percentage ownership, we included in both the numerator and the denominator shares of common stock subject to options or warrants held by that person, entity or group that are currently exercisable or exercisable within 60 days of the Determination Date, shares of common stock issuable upon the vesting of restricted stock units held by that person, entity or group that vest within 60 days after the Determination Date and shares of common stock currently issuable upon the conversion of shares of Preferred Stock held by that person, entity or group. We did not include these shares, however, for the purpose of computing the percentage ownership of any other person, or entity. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Rimini Street, Inc., 3993 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders:
Entities Affiliated with Adams Street Partners, LLC(1)	25,799,651	38.29%
GPIAC, LLC(2)	13,915,000	19.51%
Thomas C. Shay	5,003,271	7.67%
Radcliff River I, LLC(3)	4,654,465	6.73%
Entities Affiliated with Kingstown Capital Management, L.P. (4)	4,368,673	6.38%
CB Agent Services LLC(5)	3,440,424	5.01%

Named Executive Officers and Directors:
Seth A. Ravin(6)	13,619,063	20.76%
Thomas Ashburn(7)	189,390	*
Jack L. Acosta(8)	268,694	*
Steve Capelli(9)	149,088	*
Robin Murray(10)	25,799,651	38.29%
Margaret (Peggy) Taylor(11)	269,694	*
Antonio Bonchristiano(12)	16,336	*
Andrew Fleiss(13)	16,336	*
David W. Rowe(14)	1,111,498	1.68%
Gregory Symon(15)	0	—

All current executive officers and directors as a group (18 persons)(16)	45,711,432	64.25%

______________________________________________
*Represents beneficial ownership of less than 1% of the shares of common stock.

(1)
Based on information provided to the Company by the stockholder and disclosed on a Form 4 filed on behalf of Adams Street Partners, LLC on March 11, 2019, for an aggregate of 23,701,290 shares of our common stock and (i) 137,361 shares of our common stock issuable upon the exercise of options held by Robin Murray, who is a member of our Board of Directors, and exercisable within 60 days of the Determination Date, as discussed under footnote (10), and (ii) 1,961,000 shares of our common stock acquirable upon the conversion of an aggregate 19,610 shares of our Preferred Stock held of record by affiliates of Adams Street Partners, LLC. Includes (a) 4,361,790 shares of our common stock held by and 172,300 shares of our common stock acquirable upon the conversion of 1,723 shares of our Preferred Stock held of record by Adams Street 2007 Direct Fund, L.P., (b) 4,916,481 shares of our common stock held by and 194,400 shares of our common stock acquirable upon the conversion of 1,944 shares of our Preferred Stock held of record by Adams Street 2008 Direct Fund, L.P., (c) 4,307,561 shares of our common stock held by and 170,200 shares of our common stock acquirable upon the conversion of 1,702 shares of our Preferred Stock held of record by Adams Street 2009 Direct Fund, L.P., (d) 1,313,301 shares held by Adams Street 2013 Direct Fund, LP, (e) 1,786,318 shares held by Adams Street 2014 Direct Fund LP, (f) 1,371,200 shares held by Adams Street 2015 Direct Venture/Growth Fund LP, (g) 1,353,906 shares held by Adams Street 2016 Direct Venture/Growth Fund LP, (h) 3,982,079 shares held by Adams Street Venture/Growth Fund VI LP, (i) 297,027 shares of our common stock held by and 1,424,100 shares of our common stock acquirable upon the conversion of 14,241 shares of our Preferred Stock held of record by Adams Street Rimini Aggregator LLC and (j) 11,627 shares of common stock held by Robin Murray, who is a partner of Adams Street Partners, LLC, individually. By agreement with the aforementioned funds, Mr. Murray is deemed to hold these shares of common stock for the benefit of the funds. The shares owned by the aforementioned funds and by Mr. Murray are aggregated for purposes of reporting ownership information and, together, the aforementioned funds and Mr. Murray beneficially hold more than 5% of our capital stock. Adams Street Partners, LLC is the managing member of the general partner or the managing member of the general partner of the general partner of Adams Street 2007 Direct Fund, L.P., Adams Street 2008 Direct Fund, L.P., Adams Street 2009 Direct Fund, L.P., Adams Street 2013 Direct Fund LP, Adams Street 2014 Direct Fund LP, Adams Street 2015 Direct Venture/Growth Fund LP, Adams Street 2016 Direct Venture/Growth Fund LP, and Adams Street Venture/Growth Fund VI LP (collectively, the “ASP Growth Equity Funds”) and may be deemed to beneficially own the shares held by them and by Robin Murray. Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin Murray, and Fred Wang, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by the ASP Growth Equity Funds and Mr. Murray. Adams Street Partners, LLC and Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin Murray, and Fred Wang disclaim beneficial ownership of the shares held by the ASP Growth Equity Funds and Mr. Murray except to the extent of their pecuniary interest therein. Adams Street Partners, LLC is the manager of Adams Street Rimini Aggregator LLC (“ASRA”) and may be deemed to beneficially own the shares held by ASRA.  David Brett, Elisha P. Gould, Sachin Tulyani and Craig D. Waslin, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof) disclaim beneficial ownership of the shares held by ASRA except to the extent of their pecuniary interest therein. The business address of the foregoing entities and individuals is One North Wacker Drive, Suite 2700, Chicago, Illinois 60606.

(2)
Based solely on information provided to the Company by the stockholder and disclosed in a Schedule 13D/A filed with the SEC on July 20, 2018 (as amended, the “GP Schedule 13D”) by GPIAC, LLC. GPIC, Ltd., an exempted company incorporated in Bermuda directly controlled by GP Investments, Ltd., is the managing member of GPIAC, LLC, a Delaware limited liability company, and RMNI InvestCo, LLC, a Delaware limited liability company. GPIC, Ltd. is entitled to voting and investment power over the 13,915,000 shares of the Company’s common stock beneficially owned by GPIAC, LLC, RMNI InvestCo, LLC and GPIC, Ltd., including 6,062,500 shares of the Company’s common stock that may be acquired by GPIC, Ltd. within 60 days of the Determination Date pursuant to a warrant issued to GPIC, Ltd. by the Company. The GP Schedule 13D was filed by GPIAC, LLC on behalf of itself and on behalf of RMNI InvestCo, LLC, GP Investments, Ltd. and GPIC, Ltd. as reporting persons pursuant to a joint filing agreement. The business address of GPIAC, LLC and RMNI InvestCo, LLC is 4001 Kennett Pike, Suite 302, Wilmington, DE 19807. The business address of GP Investments, Ltd and GPIC, Ltd. is 129 Front Street HM12, Suite 4, Penthouse, Hamilton, Bermuda.

(3)
Based partially on information provided to the Company by the stockholder and disclosed on a Schedule 13G filed with the SEC on July 24, 2018. Consists of (i) 811,465 shares of our common stock and (ii) and 3,843,000 shares of our common stock acquirable upon the conversion of 38,430 shares of our Preferred Stock held of record by Radcliff River I LLC. Radcliff SPV Manager LLC (the “Managing Member”) is the managing member of Radcliff River I LLC, and Eli Goldstein and Evan Morgan beneficially own the membership interests in the Managing Member. The Managing Member and Messrs. Goldstein and Morgan share voting and dispositive power over the shares of our common stock and the shares of our Preferred Stock held by Radcliff River I LLC. As a result, the Managing Member and Messrs. Goldstein and Morgan may be deemed to beneficially own the shares of our common stock beneficially owned by Radcliff River I LLC. The Managing Member and Messrs. Goldstein and Morgan disclaim beneficial ownership of the shares of our common stock beneficially owned by Radcliff River I LLC, except to the extent of his or its pecuniary interest therein. The business address of the foregoing persons and entities is c/o The Radcliff Companies 347 Bowery, 2nd Floor New York, NY 10003, Attention: Eli Goldstein and Evan Morgan.

(4)
Based partially on information provided to the Company by the stockholder and disclosed on a Schedule 13G filed by Kingstown Capital Management L.P., (“Kingstown Capital”), Kingstown Management GP LLC, a Delaware limited liability company (“Kingstown Management”), Kingstown Capital Partners, LLC, a Delaware limited liability company (“General Partner”), Kingstown Partners Master Ltd., a Cayman Islands corporation (“Master Fund”), Kingstown Partners II, L.P., a Delaware limited partnership (“Fund II”), Ktown, LP, a Delaware limited partnership (“Ktown”), Kingfishers LP, a Delaware limited partnership (“Kingfishers” and together with Master Fund, Fund II and Ktown, the “Funds”), Michael Blitzer and Guy Shanon on February 14, 2019. Consists of (i) an aggregate of 1,144,173 shares of our common stock held by and (ii) 3,224,500 shares of our common stock acquirable upon the conversion of an aggregate of 32,245 shares of our Preferred Stock held of record by the Funds. Includes (a) 595,537 shares of our common stock held by and 1,714,000 shares of our common stock acquirable upon the conversion of 17,140 shares of our Preferred Stock held of record by Master Fund, (b) 214,971 shares of our common stock held by and 591,900 shares of our common stock acquirable upon the conversion of 5,919 shares of our Preferred Stock held of record by Fund II, (c) 203,389 shares of our common stock held by and 560,400 shares of our common stock acquirable upon the conversion of 5,604 shares of our Preferred Stock held of record by Ktown and (d) 130,276 shares of our common stock held by and 358,200 shares of our common stock acquirable upon the conversion of 3,582 shares of our Preferred Stock held of record by Kingfishers. General Partner is the general partner of each of Fund II, Ktown and Kingfishers. By virtue of this relationship, General Partner may be deemed to beneficially own the shares of our common stock beneficially owned in the aggregate by Fund II, Ktown and Kingfishers. Kingstown Capital is the investment manager of each of the Funds. Kingstown Management is the general partner of Kingstown Capital. Each of Mr. Blitzer and Mr. Shanon is a managing member of Kingstown Management. By virtue of these relationships, each of General Partner, Kingstown Capital, Kingstown Management, Mr. Blitzer and Mr. Shanon may be deemed to beneficially own the shares of our common stock beneficially owned by the Funds. The principal business address of each of General Partner, Kingstown Capital, Kingstown Management, Fund II, Ktown, Kingfishers, Michael Blitzer and Guy Shanon is 34 East 51st Street, 5th Floor, New York, NY 10022. The principal business address of Master Fund is c/o Intertrust Corporate Services, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands.

(5)
Consists of 3,440,424 shares of our common stock subject to a warrant exercisable within 60 days of the Determination Date. The business address of CB Agent Services LLC is 888 Seventh Avenue, 29th Floor, New York, NY 10016. Colbeck Capital Management LLC, an associate of CB Agent Services LLC, is a Registered Investment Advisor.

(6)
Consists of (i) 13,297,185 shares of our common stock beneficially owned by Seth A. Ravin, Trustee of The SAR Trust U/A/D August 30, 2005, (ii) 320,628 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Determination Date and (iii) 1,250 restricted stock units that will vest within 60 days of the Determination Date.

(7)	Consists of (i) 12,127 shares of our common stock and (ii) 177,263 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Determination Date.

(8)	Consists of (i) 12,627 shares of our common stock and (ii) 256,067 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Determination Date.

(9)
Consists of (i) 100 shares of our common stock beneficially owned by Steve Capelli, Trustee of the Steven Capelli Living Trust, (ii) 11,627 shares of our common stock and (iii) 137,361 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Determination Date.

(10)
As discussed under footnote (1), above, consists of (i) an aggregate of 23,689,663 shares of our common stock held by and 1,961,000 shares of our common stock acquirable upon the conversion of an aggregate of 19,610 shares of our Preferred stock held by the ASP Growth Equity Funds of which Mr. Murray may be deemed to be a beneficial owner, (ii) 137,361 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Determination Date and (iii) 11,627 shares of common stock held by Mr. Murray, individually (by agreement with the ASP Growth Equity Funds, Mr. Murray is deemed to hold these shares for the benefit of the ASP Growth Equity Funds and, as a result, these shares may be deemed to be beneficially owned by Adams Street Partners, LLC). Mr. Murray, one of our directors, is a partner with Adams Street Partners, LLC. Mr. Murray disclaims beneficial ownership of the shares held by the ASP Growth Equity Funds and himself except to the extent of his pecuniary interest therein.

(11)
Consists of (i) 1,000 shares of our common stock beneficially owned by Margaret (Peggy) Taylor, trustee of the Margaret Taylor Trust, (ii) 11,627 shares of our common stock and (iii) 257,067 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Determination Date.

(12)	Consists of (i) 12,127 shares of our common stock and (ii) 4,209 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Determination Date.

(13)	Consists of (i) 12,127 shares of our common stock and (ii) 4,209 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Determination Date.

(14)
Consists of (i) 35,123 shares of our common stock, (ii) 1,075,125 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Determination Date and (iii) 1,250 restricted stock units that will vest within 60 days of the Determination Date.

(15)	Based solely on information provided to the Company by Mr. Symon and disclosed in a Form 4 filed on March 23, 2018.

(16)
Consists of (i) 39,832,754 shares of our common stock, (ii) 5,874,928 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Determination Date and (iii) 3,750 restricted stock units that will vest within 60 days of the Determination Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to 2018, as well as written representations by our directors and executive officers, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to 2018, with the exception of (i) one Form 3 and on Form 4 covering one transaction (stock option award) that were not filed timely on behalf of Mr. Symon (the Forms were filed late due to a delay in processing Mr. Symon’s Form ID/obtaining his SEC filing codes), (ii) one Form 4 covering one transaction (cashless, same-day stock option exercise) that was not filed timely on behalf of Mr. Rowe, which form was filed within three business days of the due date due to the Company’s administrative error and (iii) one Form 4 covering two transactions (cashless, same-day stock option exercises) that was not filed timely on behalf of Mr. Grady, the Company’s President, which form was filed before market-open the morning after the due date due to the Company’s administrative error.

OTHER MATTERS AND ADDITIONAL INFORMATION
Householding of Proxy Materials
We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of this Proxy Statement and our 2018 Annual Report. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.
At this time, householding is only available to street name holders (i.e., those stockholders who hold their shares through a brokerage or other financial institution); householding is not available for registered stockholders (i.e., those stockholders with certificates registered in their name or shares registered in their name in book entry format).
Stockholders who hold their shares through a brokerage or other financial institution may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers/financial institutions.
Regardless of how you hold your shares, if you received a household mailing this year, and you would like to receive additional copies of our proxy materials for the Annual Meeting, please submit your request to our Rimini Street Investor Relations Department by email at IR@riministreet.com or by calling (925) 523-7636, and we will promptly deliver the requested copy.
Stockholder Proposals to be Presented at the Next Annual Meeting
Stockholder proposals intended to be included in the proxy statement for the 2020 annual meeting of stockholders pursuant to SEC Rule 14a-8 must be received by our Secretary no later than January 1, 2020. In order to be considered for inclusion in our proxy statement, these proposals must satisfy the requirements of SEC Rule 14a-8.
Our Bylaws also provide for separate advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary between 45 and 75 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the Annual Meeting (that is, between February 15, 2020 and March 16, 2020); provided, however, that if the 2020 annual meeting date is advanced by more than 30 days before or delayed by more than 60 days after the anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary no earlier than the close of business 120 days prior to the 2020 annual meeting, and no later than the close of business on the later of (i) 90 days prior to the 2020 annual meeting, or (ii) on or before 10 days after the day on which the date of the 2020 annual meeting is first disclosed in a public announcement. Notice of any such stockholder proposals and director nominations must satisfy the requirements set forth in our bylaws. The Board, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.
All notices of proposals or nominations, as applicable, must be addressed to our Secretary at our principal executive offices (see the first page of this Proxy Statement for address information).
Availability of Annual Report to Stockholders and Report on Form 10-K
Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 14, 2019 (exclusive of exhibits and documents incorporated by reference), may be obtained for free by directing written requests to: Daniel B. Winslow, Secretary, c/o Rimini Street, Inc., at the address of our principal executive offices (see the first page of this Proxy Statement for address information). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the internet at the SEC’s website, www.sec.gov, or at https://investors.riministreet.com/financials-and-filings/sec-filings.
Other Matters to be Presented for Action at the Annual Meeting
Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

RIMINI STREET, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 5, 2019.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

1. Election of Class II Directors

	FOR	WITHHOLD
(1) Robin Murray	☐	☐
(2) Antonio Bonchristiano	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature______________________ Signature, if held jointly______________________ Date__________, 2019.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

The 2019 Proxy Statement and the 2018 Annual Report to Stockholders are available at https://www.cstproxy.com/riministreet/2019

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RIMINI STREET, INC.

The undersigned appoints Seth A. Ravin and Daniel B. Winslow, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock and / or the shares of 13.00% Series A Redeemable Convertible Preferred Stock (on an as-converted basis) of Rimini Street, Inc. held of record by the undersigned at the close of business on April 18, 2019 at the Annual Meeting of Stockholders of Rimini Street, Inc. to be held on June 6, 2019 at 12:00 p.m. Pacific Time at Rimini Street, Inc.'s California Operations Center 6601 Koll Center Parkway, Suite 300, Pleasanton, California, 94566, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued, and to be marked, dated and signed, on the other side)